Exhibit 99.1

For Immediate Release

January 24, 2013

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports fourth quarter 2012 financial results

Results include impact of a bulk loan sale and associated loan loss provision

GULFPORT, Miss. (January 24, 2013)—Hancock Holding Company (Nasdaq: HBHC) today announced financial results for the fourth quarter of 2012. Net income for the fourth quarter of 2012 was $47.0 million, or $.54 per diluted common share, compared to $47.0 million, or $.55, in the third quarter of 2012. Net income was $19.0 million, or $.22, in the fourth quarter of 2011. Pre-tax earnings for the third and fourth quarters of 2012 included no merger-related costs. The fourth quarter of 2011 included pre-tax merger-related costs of $40.2 million.

Included in the Company’s fourth quarter of 2012 results are:

•

A $13.7 million pre-tax, or $.10 per diluted common share, loan loss provision expense related to a bulk sale of loans with a net book value of approximately $40 million (details included in the asset quality discussion). The sale was completed near the end of the year.

•	Approximately $3.2 million, or $.04 per diluted common share, of one-time tax benefits mainly related to specific tax credits.

•	Approximately $.6 million of pre-tax securities transactions gains.

•	Realization of remaining cost synergies related to the Whitney acquisition.

Return on average assets was 0.99% for the fourth quarter of 2012, compared to 1.00% in the third quarter of 2012, and 0.39% in the fourth quarter a year ago.

Operating income for the fourth quarter of 2012 was $46.6 million or $.54 per diluted common share, compared to $49.8 million, or $.58, in the third quarter of 2012. Operating income was $45.1 million, or $.53, in the fourth quarter of 2011. Operating income is defined as net income excluding tax-effected merger-related costs and securities transactions gains or losses. In addition, for the third quarter of 2012, operating income excluded the tax-effected expenses associated with the repurchase of a portion of Whitney Bank’s subordinated debt (sub debt). Included in the financial tables is a reconciliation of net income to operating income.

Hancock reports fourth quarter 2012 financial results

January 24, 2013

Hancock’s return on average assets, on an operating basis, was 0.98% for the fourth quarter of 2012, compared to 1.07% in the third quarter of 2012, and 0.93% in the fourth quarter a year ago.

The Company’s pre-tax, pre-provision profit for the fourth quarter of 2012 was $89.2 million compared to $78.5 million in the third quarter of 2012 and $76.5 million in the fourth quarter of 2011. Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs, securities transactions gains or losses and the sub debt redemption expenses. Included in the financial tables is a reconciliation of net income to pre-tax, pre-provision profit.

“The bulk loan sale completed at year-end was a prudent and effective use of the Company’s strong capital position in reducing both nonperforming assets and the costs associated with carrying these assets,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “This quarter we also realized the full level of expense savings that we had targeted for the Whitney acquisition. Now that we have reached this milestone and completed the systems integration back in March, we are fully focused on our future as one strong consolidated company.”

Highlights & Key Operating Items from Hancock’s Fourth Quarter Results

Total assets were $19.5 billion at December 31, 2012, up $0.9 billion from September 30, 2012. The increase is mainly related to temporary sources of excess liquidity as noted in the deposit section below.

Loans

Total loans at December 31, 2012 were $11.6 billion, up $143 million, or 1%, from September 30, 2012. Excluding the FDIC-covered portfolio, which declined approximately $40 million during the fourth quarter, and excluding the reduction from the bulk loan sale of approximately $40 million, total loans were up $223 million, or approximately 2%, linked-quarter. This compares to an increase of $388 million, or 4%, during the third quarter of 2012.

New originated loans and refinancings of over $500 million were funded in markets throughout the company’s footprint from both existing and new customers, exceeding regularly scheduled payoffs and paydowns. The net loan growth was mainly generated in the commercial and industrial (C&I) portfolio, up 5% linked-quarter. While most markets across the Company’s footprint reported C&I growth, the most significant activity came from Louisiana and Houston. These two markets are home to a significant part of the Gulf Coast’s energy sector, which again contributed to the growth during the quarter. The Company’s energy portfolio totaled $905 million as of December 31, 2012, up from $758 million at September 30, 2012.

For the fourth quarter of 2012, average total loans were $11.5 billion, an increase of $284 million compared to the third quarter of 2012.

Hancock reports fourth quarter 2012 financial results

January 24, 2013

Deposits

Total deposits at December 31, 2012 were $15.7 billion, up $1.0 billion, or almost 7%, from September 30, 2012. Average deposits for the fourth quarter of 2012 were $15.1 billion, up $287 million, or 2%, from the third quarter of 2012.

Noninterest-bearing demand deposits (DDAs) totaled $5.6 billion at December 31, 2012, up $473 million, or 9%, compared to September 30, 2012. DDAs comprised 36% of total period-end deposits at December 31, 2012, up slightly from September 30, 2012.

Interest-bearing public fund deposits totaled $1.6 billion at year-end 2012, up $259 million, or 20%, linked-quarter. DDA and public fund deposits typically reflect higher balances at year-end with subsequent reductions beginning in the first quarter.

Time deposits (CDs) totaled $2.5 billion at December 31, 2012, up $78 million, or 3%, from September 30, 2012. During the fourth quarter, approximately $492 million of time deposits matured at an average rate of .38%, of which approximately $380 million renewed at an average cost of .18%. Additionally, in November of 2012, the Company issued $200 million in brokered CDs. These CDs were issued as a temporary liquidity source related to the year-end expiration of the FDIC Transaction Account Guarantee (TAG) Program. Half of the deposits issued were 3-month CDs with a cost of .50%. The remaining deposits were 6-month CDs issued at a cost of .65%. The Company has not experienced any material outflow of deposits as a result of the TAG expiration.

Asset Quality

At the end of 2012, the Company completed a bulk sale of loans with a net book value of approximately $40 million. Approximately $36 million of the loans sold were previously reported as nonperforming loans. The remaining $4 million of loans sold were acquired credit-impaired credits that were not reported as nonperforming loans under purchase accounting. The sale added $13.7 million to the provision for loan losses, and $16.2 million to net charge-offs in the fourth quarter of 2012. Specific reserves totaling $2.5 million had been previously recorded on loans included in the sale. The credits sold had a total of approximately $56 million in remaining contractual principal.

Non-performing assets (NPAs), which exclude acquired credit-impaired loans from Whitney and People’s First, totaled $256 million at December 31, 2012, down $42 million from $298 million at September 30, 2012. Non-performing assets as a percent of total loans, ORE and foreclosed assets was 2.19% at December 31, 2012, compared to 2.58% at September 30, 2012. The decrease in overall NPAs reflects both the impact of the bulk sale and a net reduction of $28.5 million in other real estate (ORE) properties during the fourth quarter.

The Company announced last quarter that it had approximately $60 million of ORE under sales contracts which were expected to close during the fourth quarter of 2012. Approximately 70% of the total dollar amount of ORE under contract closed during the fourth quarter. The remaining contracts, plus an additional $15 million in new sales contracts entered into during the fourth quarter, are expected to close in the first quarter of 2013.

Hancock reports fourth quarter 2012 financial results

January 24, 2013

Management will continue to evaluate the costs and benefits of additional nonperforming loan and ORE sale opportunities as part of its normal credit risk management process.

The Company’s total allowance for loan losses was $136.2 million at December 31, 2012, compared to $135.6 million at September 30, 2012. The ratio of the allowance to period-end loans was 1.18% at December 31, 2012, virtually unchanged from 1.19% at September 30, 2012. The allowance maintained on the originated portion of the loan portfolio totaled $78.8 million, or 1.11% of related loans, at December 31, 2012, down from $79.7 million, or 1.21%, at September 30, 2012. Excluding the reduction in specific reserves related to the bulk loan sale, the allowance on originated loans increased $1.6 million, primarily due to this quarter’s strong loan growth. A $.8 million allowance was established in the fourth quarter for acquired performing loans that have become impaired. The allowance for the third quarter of 2012 reflected a $1.6 million reduction, due primarily to charge-offs on impaired loans with specific reserves. The allowance ratio for originated loans is expected to decline as the proportion of this portfolio representing new, high quality business grows, other factors held constant.

Net charge-offs from the non-covered loan portfolio were $28.0 million, or .97% of average total loans on an annualized basis in the fourth quarter. Excluding the impact of the bulk sale noted above, non-covered net charge-offs for the fourth quarter of 2012 were $11.8 million, or .41% of average total loans, compared to $9.7 million, or .34% of average total loans, for the third quarter of 2012.

Hancock recorded a total provision for loan losses for the fourth quarter of 2012 of $28.1 million, up from $8.1 million in the third quarter of 2012. Excluding the impact of the bulk sale noted above, provision expense for the fourth quarter of 2012 was $14.4 million. The provision for non-covered loans, excluding the impact of the bulk sale, increased to $14.2 million in the fourth quarter of 2012 from $8.1 million in the third quarter of 2012. This increase reflects the $2.1 million higher level of net charge-offs in the current quarter and the allowance build activity noted above.

During the fourth quarter of 2012, the Company recorded a $4.0 million increase in the allowance for losses related to impairment of certain pools of covered loans, with a related increase of $3.8 million in the Company’s FDIC loss share indemnification asset. The net impact on provision expense from the covered portfolio was $.2 million in the fourth quarter, compared to no provision impact for the third quarter of 2012.

Net Interest Income

Net interest income (TE) for the fourth quarter of 2012 was $182.8 million, up from $180.1 million in the third quarter of 2012. Average earning assets were $16.2 billion in the fourth quarter of 2012, up $416 million from the third quarter of 2012.

Hancock reports fourth quarter 2012 financial results

January 24, 2013

The net interest margin (TE) was 4.48% for the fourth quarter of 2012, down 6 basis points (bps) from 4.54% in the third quarter of 2012. The core margin of 3.61% (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of total earning assets) compressed approximately 14bps during the fourth quarter, mainly from a decline in both the core yield on the loan and the securities portfolios. The margin was favorably impacted by changes in the mix of earning assets and funding sources and a slight decline in funding costs.

Whitney’s acquired loan portfolio continued to perform better than expected during the fourth quarter. As a result, re-projections of expected cash flows from both the acquired and covered portfolios led to approximately $4 million of additional loan accretion during the fourth quarter of 2012. The increase favorably impacted both net interest income and the net interest margin. Changes in activity related to prepayments and payoffs in the acquired portfolio can cause quarterly accretion levels to be volatile.

As earning assets continue to reprice at lower rates, and with little opportunity to further lower funding costs, management expects continued compression in the core margin in the near term. All else equal, compression in the reported margin in the near term is also anticipated.

Non-interest Income

Non-interest income totaled $64.9 million for the fourth quarter of 2012, up from $63.8 million in the third quarter of 2012. Included in the fourth and third quarters of 2012, respectively, were $.6 million and $.9 million of securities transaction gains.

Service charges on deposits totaled $20.2 million for the fourth quarter of 2012, slightly down from $20.8 million in the third quarter of 2012.

Fees from secondary mortgage operations totaled $5.2 million for the fourth quarter of 2012, up $.8 million, or 20%, linked-quarter. The increase reflects a higher volume of mortgage production during the fourth quarter mainly related to refinancing activity.

The linked-quarter changes related to trust, insurance, and investment and annuity lines of business all reflect the volatility and seasonality of those lines of business.

Non-interest Expense & Taxes

Operating expense for the fourth quarter of 2012 totaled $157.9 million, down $6.5 million, or 4%, from the third quarter of 2012. Operating expense excludes merger-related costs and, for the third quarter of 2012, $5.3 million of sub debt repurchase expenses. There were essentially no merger-related costs in the fourth or third quarters of 2012.

Total personnel expense was $87.4 million in the fourth quarter of 2012, a decrease of $.8 million, or 1%, from the third quarter of 2012. The linked-quarter decrease mainly reflects the staff reductions associated with previously announced branch consolidations.

Hancock reports fourth quarter 2012 financial results

January 24, 2013

Other operating expense totaled $45.1 million, down $4.9 million from the third quarter of 2012. The linked-quarter decrease was mainly related to reductions in professional service expense, telephone and data processing expense, advertising expense and ORE expense.

Amortization of intangibles totaled $7.7 million during the fourth quarter, down from $8.1 million in the third quarter of 2012.

Operating expense, excluding amortization of intangibles, was $150.2 million for the fourth quarter of 2012. The Company had previously provided operating expense guidance for the fourth quarter of 2012 of $149 million to $153 million, excluding amortization of intangibles. The fourth quarter’s operating expense level reflects realization of 100% of the cost savings targeted with the Whitney acquisition. As in previous years, management expects total noninterest expense will increase in the first quarter of 2013 due to the seasonal nature of certain line items.

The effective income tax rate for the fourth quarter of 2012 was 20%, down from 26% in the third quarter of 2012. The linked-quarter decline is mainly related to additional new markets tax credits and historical rehabilitation tax credits added in the fourth quarter. Management expects the effective tax rate to approximate 26-28% in 2013. The effective income tax rate continues to be less than the statutory rate of 35%, due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity totaled $2.5 billion at December 31, 2012. The Company remained well-capitalized, and its tangible common equity (TCE) ratio of 8.77% remained strong at December 31, 2012. The linked-quarter decline in the TCE ratio of 32 bps was mainly related to the $0.9 billion increase in total assets. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time Friday, January 25, 2013 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. A slide presentation related to fourth quarter results is also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through February 1, 2013 by dialing (855) 859-2056 or (404) 537-3406, passcode 86033364.

About Hancock Holding Company

Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates across a Gulf south corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and

Hancock reports fourth quarter 2012 financial results

January 24, 2013

Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, La., and Orlando, Fla.; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve additional cost savings, projected tax rates, future profitability, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company

Financial Highlights

(amounts in thousands, except per share data and FTE headcount)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Per Common Share Data
Earnings per share:
Basic	$0.55	$0.55	$0.22	$1.77	$1.16
Diluted	$0.54	$0.55	$0.22	$1.75	$1.15
Operating earnings per share: (a)
Basic	$0.54	$0.58	$0.53	$2.15	$2.03
Diluted	$0.54	$0.58	$0.53	$2.13	$2.02
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$28.91	$28.71	$27.95	$28.91	$27.95
Tangible book value per share (period-end)	$19.27	$18.97	$17.76	$19.27	$17.76
Weighted average number of shares:
Basic	84,798	84,777	84,696	84,767	65,590
Diluted	85,777	85,632	85,332	85,588	66,070
Period-end number of shares	84,848	84,782	84,705	84,848	84,705
Market data:
High sales price	$32.50	$33.27	$33.72	$36.73	$35.68
Low sales price	$29.47	$27.99	$25.38	$27.96	$25.38
Period end closing price	$31.73	$30.98	$31.97	$31.73	$31.97
Trading volume	20,910	26,877	41,076	119,519	137,360
Other Period-end Data
FTE headcount	4,235	4,290	4,736	4,235	4,736
Tangible common equity	$1,634,833	$1,608,285	$1,504,671	$1,634,833	$1,504,671
Tier I capital	$1,666,042	$1,631,372	$1,506,218	$1,666,042	$1,506,218
Goodwill	$628,877	$628,877	$651,162	$628,877	$651,162
Amortizing intangibles	$189,409	$197,139	$211,075	$189,409	$211,075
Performance Ratios
Return on average assets	0.99%	1.00%	0.39%	0.80%	0.52%
Return on average assets (operating) (a)	0.98%	1.07%	0.93%	0.97%	0.90%
Return on average common equity	7.67%	7.77%	3.11%	6.32%	4.26%
Return on average common equity (operating) (a)	7.60%	8.24%	7.39%	7.66%	7.40%
Return on average tangible common equity	11.58%	11.87%	4.75%	9.72%	5.98%
Return on average tangible common equity (operating) (a)	11.48%	12.59%	11.32%	11.78%	10.37%
Tangible common equity ratio	8.77%	9.09%	7.96%	8.77%	7.96%
Earning asset yield (TE)	4.76%	4.84%	4.83%	4.80%	4.82%
Total cost of funds	0.28%	0.30%	0.44%	0.32%	0.57%
Net interest margin (TE)	4.48%	4.54%	4.39%	4.48%	4.25%
Efficiency ratio (b)	60.78%	64.33%	65.39%	64.63%	66.35%
Allowance for loan losses as a percent of period-end loans	1.18%	1.19%	1.12%	1.18%	1.12%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	81.40%	76.72%	101.40%	81.40%	101.40%
Average loan/deposit ratio	76.29%	75.85%	72.80%	74.68%	72.67%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	26.02%	25.86%	25.05%	25.88%	27.91%

(a)	Excludes tax-effected merger related expenses, debt early redemption costs and securities transactions. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(b)	Efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, securities transactions, merger related expenses and debt redemption costs.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Asset Quality Information
Non-accrual loans (c)	$121,837	$135,499	$99,128	$121,837	$99,128
Restructured loans (d)	32,215	32,339	18,145	32,215	18,145

Total non-performing loans	154,052	167,838	117,273	154,052	117,273
ORE and foreclosed assets	102,072	130,613	159,751	102,072	159,751

Total non-performing assets	$256,124	$298,451	$277,024	$256,124	$277,024

Non-performing assets as a percent of loans, ORE and foreclosed assets	2.19%	2.58%	2.44%	2.19%	2.44%
Accruing loans 90 days past due (c)	$13,244	$8,906	$5,880	$13,244	$5,880
Accruing loans 90 days past due as a percent of loans	0.11%	0.08%	0.05%	0.11%	0.05%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.31%	2.66%	2.50%	2.31%	2.50%
Net charge-offs—non-covered	$28,038	$9,728	$11,298	$55,031	$33,805
Net charge-offs—covered	3,230	3,550	11,100	$26,069	11,475
Net charge-offs—non-covered as a percent of average loans	0.97%	0.34%	0.40%	0.49%	0.40%
Allowance for loan losses	$136,171	$135,591	$124,881	$136,171	$124,881
Allowance for loan losses as a percent of period-end loans	1.18%	1.19%	1.12%	1.18%	1.12%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	81.40%	76.72%	101.40%	81.40%	101.40%
Provision for loan losses	$28,051	$8,101	$11,512	$54,192	$38,732
Allowance for Loan Losses
Beginning Balance	$135,591	$140,768	$118,113	$124,881	$81,997
Provision for loan losses before FDIC benefit—covered loans	3,996	—	18,990	41,021	52,437
Benefit attributable to FDIC loss share agreement	(3,797)	—	(17,654)	(38,198)	(49,431)
Provision for loan losses—non-covered loans (e)	27,852	8,101	10,176	51,369	35,726
Net provision for loan losses	28,051	8,101	11,512	54,192	38,732
Increase in indemnification asset	3,797	—	17,654	38,198	49,431
Charge-offs—non-covered (e)	30,172	12,211	22,561	64,760	58,788
Recoveries—non-covered	(2,134)	(2,483)	(11,263)	(9,729)	(24,984)
Net charge-offs—covered	3,230	3,550	11,100	26,069	11,475
Net charge-offs	31,268	13,278	22,398	81,100	45,279
Ending Balance	$136,171	$135,591	$124,881	$136,171	$124,881
Net Charge-off Information
Net charge-offs—non-covered:
Commercial/real estate loans	$23,090	$3,905	$7,903	$36,902	$23,638
Residential mortgage loans	1,372	2,012	799	5,951	1,529
Consumer loans	3,576	3,811	2,596	12,178	8,638

Total net charge-offs—non-covered	$28,038	$9,728	$11,298	$55,031	$33,805

Average loans:
Commercial/real estate loans	$8,262,736	$8,018,634	$7,989,294	$8,061,887	$5,967,995
Residential mortgage loans	1,613,919	1,573,559	1,492,347	1,571,465	1,137,922
Consumer loans	1,667,134	1,667,399	1,660,547	1,651,387	1,408,104

Total average loans	$11,543,789	$11,259,592	$11,142,188	$11,284,739	$8,514,021

Net charge-offs—non-covered to average loans:
Commercial/real estate loans	1.11%	0.19%	0.39%	0.46%	0.40%
Residential mortgage loans	0.34%	0.51%	0.21%	0.38%	0.14%
Consumer loans	0.85%	0.91%	0.62%	0.74%	0.61%

Total net charge-offs—non-covered to average loans	0.97%	0.34%	0.40%	0.49%	0.40%

(c)	Non-accrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(d)	Included in restructured loans are $15.8 million, $21.6 million, and $4.1 million in non-accrual loans at 12/31/12, 9/30/12, and 12/31/11, respectively. Total excludes acquired credit-impaired loans.
(e)	Net charge-offs related to the bulk loan sale in December 2012 were approximately $16.2 million with an estimated impact on the provision of $13.7 million.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Income Statement
Interest income	$191,140	$189,205	$196,500	$762,549	$592,204
Interest income (TE)	194,075	192,071	199,453	774,134	604,129
Interest expense	11,275	11,949	18,131	51,682	70,970
Net interest income (TE)	182,800	180,122	181,322	722,452	533,159
Provision for loan losses	28,051	8,101	11,512	54,192	38,732
Noninterest income excluding securities transactions	64,308	62,842	60,592	252,195	206,426
Securities transactions gains/(losses)	623	917	(20)	1,552	(91)
Noninterest expense	157,920	169,714	205,610	713,067	594,014
Income before income taxes	58,825	63,200	21,819	197,355	94,823
Income tax expense	11,866	16,216	2,854	45,613	18,064

Net income	$46,959	$46,984	$18,965	$151,742	$76,759

Merger-related expenses	—	(38)	40,202	45,789	86,762
Securities transactions gains/(losses)	623	917	(20)	1,552	(91)
Debt early redemption	—	5,336	—	5,336	—
Taxes on adjustments	(218)	1,533	14,078	17,350	30,398

Operating income (f)	$46,554	$49,832	$45,109	$183,965	$133,214

Difference between interest income and interest income (TE)	$2,935	$2,866	$2,953	$11,585	$11,925
Provision for loan losses	28,051	8,101	11,512	54,192	38,732
Merger-related expenses	—	(38)	40,202	45,789	86,762
Less securities transactions gains/(losses)	623	917	(20)	1,552	(91)
Debt early redemption	—	5,336	—	5,336	—
Income tax expense	11,866	16,216	2,854	45,613	18,064

Pre-tax, pre-provision profit (PTPP) (g)	$89,188	$78,548	$76,506	$312,705	$232,333

Noninterest Income and Noninterest Expense
Service charges on deposit accounts	$20,232	$20,834	$16,520	$78,246	$55,265
Trust fees	8,273	7,743	7,433	32,736	23,940
Bank card fees	7,591	7,568	8,338	31,698	28,879
Insurance fees	3,588	4,045	4,290	15,692	16,524
Investment & annuity fees	4,743	4,269	3,974	18,033	15,016
ATM fees	3,935	4,301	3,904	17,414	14,052
Secondary mortgage market operations	5,160	4,312	3,564	16,488	10,484
Other income	10,786	9,770	12,569	41,888	42,266
Noninterest income excluding securities transactions	$64,308	$62,842	$60,592	$252,195	$206,426
Securities transactions gains/(losses)	623	917	(20)	1,552	(91)

Total noninterest income including securities transactions	$64,931	$63,759	$60,572	$253,747	$206,335

Personnel expense	$87,358	$88,176	$88,485	$356,734	$272,642
Occupancy expense (net)	12,683	13,169	14,398	53,856	42,890
Equipment expense	5,051	5,010	3,625	21,862	13,808
Other operating expense	45,098	49,951	51,681	197,423	161,361
Amortization of intangibles	7,730	8,110	7,219	32,067	16,551
Debt early redemption	—	5,336	—	5,336	—
Merger-related expenses	—	(38)	40,202	45,789	86,762

Total noninterest expense	$157,920	$169,714	$205,610	$713,067	$594,014

(f)	Net income less tax-effected merger costs, debt early redemption costs, and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(g)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, debt early redemption costs, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Period-end Balance Sheet
Commercial non-real estate loans	$4,433,288	$4,235,823	$3,800,230	$4,433,288	$3,800,230
Construction and land development loans	989,306	1,044,637	1,263,005	989,306	1,263,005
Commercial real estate loans	2,923,094	2,907,007	2,998,923	2,923,094	2,998,923
Residential mortgage loans	1,577,944	1,561,640	1,507,498	1,577,944	1,507,498
Consumer loans	1,654,170	1,685,341	1,607,370	1,654,170	1,607,370

Total loans	11,577,802	11,434,448	11,177,026	11,577,802	11,177,026

Loans held for sale	50,605	50,389	72,378	50,605	72,378
Securities	3,716,460	4,053,271	4,496,900	3,716,460	4,496,900
Short-term investments	1,500,188	320,057	1,184,419	1,500,188	1,184,419
Earning assets	16,845,055	15,858,165	16,930,723	16,845,055	16,930,723
Allowance for loan losses	(136,171)	(135,591)	(124,881)	(136,171)	(124,881)
Other assets	2,755,601	2,800,472	2,968,254	2,755,601	2,968,254

Total assets	$19,464,485	$18,523,046	$19,774,096	$19,464,485	$19,774,096

Noninterest bearing deposits	$5,624,127	$5,151,146	$5,516,336	$5,624,127	$5,516,336
Interest bearing transaction and savings deposits	6,038,003	5,876,638	5,602,962	6,038,003	5,602,962
Interest bearing public fund deposits	1,580,260	1,321,227	1,620,261	1,580,260	1,620,261
Time deposits	2,501,798	2,423,940	2,974,020	2,501,798	2,974,020
Total interest bearing deposits	10,120,061	9,621,805	10,197,243	10,120,061	10,197,243
Total deposits	15,744,188	14,772,951	15,713,579	15,744,188	15,713,579
Other borrowed funds	1,035,722	1,056,961	1,398,346	1,035,722	1,398,346
Other liabilities	231,297	258,646	295,008	231,297	295,008
Common shareholders’ equity	2,453,278	2,434,488	2,367,163	2,453,278	2,367,163

Total liabilities & common equity	$19,464,485	$18,523,046	$19,774,096	$19,464,485	$19,774,096

Capital Ratios
Common shareholders’ equity	$2,453,278	$2,434,488	$2,367,163	$2,453,278	$2,367,163
Tier 1 capital	1,666,042	1,631,372	1,506,218	1,666,042	1,506,218
Tangible common equity ratio	8.77%	9.09%	7.96%	8.77%	7.96%
Common equity (period-end) as a percent of total assets (period-end)	12.60%	13.14%	11.97%	12.60%	11.97%
Leverage (Tier 1) ratio	9.18%	9.17%	8.17%	9.18%	8.17%
Tier 1 risk-based capital ratio (h)	12.61%	12.53%	11.48%	12.61%	11.48%
Total risk-based capital ratio (h)	14.23%	14.19%	13.59%	14.23%	13.59%

(h)	estimated for most recent period-end

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2012	9/30/2012	12/31/2011	12/31/2012	12/31/2011
Average Balance Sheet
Commercial non-real estate loans	$4,316,455	$4,056,457	$3,806,858	$4,007,506	$2,590,707
Construction and land development loans	1,035,401	1,092,181	1,259,063	1,157,064	1,022,344
Commercial real estate loans	2,910,880	2,869,996	2,923,373	2,897,317	2,354,944
Residential mortgage loans	1,613,919	1,573,559	1,492,347	1,571,465	1,137,922
Consumer loans	1,667,134	1,667,399	1,660,547	1,651,387	1,408,104

Total loans (i)	11,543,789	11,259,592	11,142,188	11,284,739	8,514,021

Securities (j)	3,732,815	4,039,191	4,224,492	4,063,817	3,074,373
Short-term investments	969,037	531,195	1,062,857	771,523	955,325
Earning assets	16,245,641	15,829,978	16,429,537	16,120,079	12,543,719
Allowance for loan losses	(136,254)	(140,661)	(118,245)	(136,257)	(102,784)
Other assets	2,855,565	2,909,649	3,020,087	2,951,547	2,281,136

Total assets	$18,964,952	$18,598,966	$19,331,379	$18,935,369	$14,722,071

Noninterest bearing deposits	$5,420,081	$5,076,152	$5,231,197	$5,251,391	$3,400,064
Interest bearing transaction and savings deposits	5,930,964	5,869,281	5,574,937	5,827,370	4,100,381
Interest bearing public fund deposits	1,332,163	1,426,405	1,344,422	1,451,459	1,314,633
Time deposits	2,448,694	2,473,450	3,155,007	2,579,963	2,901,475

Total interest bearing deposits	9,711,821	9,769,136	10,074,366	9,858,792	8,316,489

Total deposits	15,131,902	14,845,288	15,305,563	15,110,183	11,716,553
Other borrowed funds	1,168,771	1,112,304	1,322,237	1,182,673	1,000,998
Other liabilities	229,100	236,134	280,655	241,710	203,403
Common shareholders’ equity	2,435,179	2,405,240	2,422,924	2,400,803	1,801,117

Total liabilities & common equity	$18,964,952	$18,598,966	$19,331,379	$18,935,369	$14,722,071

(i)	Includes loans held for sale
(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Financial Highlights

(amounts in thousands)

(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans)[k]	12/31/2012	9/30/2012	12/31/2011
Non-accrual loans (l) (m)	$87,651	$106,413	$79,164
Restructured loans (n)	27,451	32,339	18,145

Total non-performing loans	115,102	138,752	97,309
ORE and foreclosed assets (o)	75,771	91,725	115,769

Total non-performing assets	$190,873	$230,477	$213,078

Non-performing assets as a percent of loans, ORE and foreclosed assets	2.66%	3.45%	4.26%
Accruing loans 90 days past due	$7,737	$6,423	$4,871
Accruing loans 90 days past due as a percent of loans	0.11%	0.10%	0.10%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.77%	3.55%	4.36%
Allowance for loan losses (p) (q)	$78,774	$79,749	$83,246
Allowance for loan losses as a percent of period-end loans	1.11%	1.21%	1.70%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	64.13%	54.93%	81.47%

(k)	Covered and acquired credit impaired loans are considered performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk. Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(l)	Excludes acquired covered loans not accounted for under the accretion method of $4,100, $6,162, and $18,846.
(m)	Excludes non-covered acquired performing loans at fair value of $30,087, $22,924, and $1,118.
(n)	Excludes non-covered acquired performing loans at fair value of $4,764, $0, and $0.
(o)	Excludes covered foreclosed assets of $26,301, $38,888, and $43,982.
(p)	Excludes allowance for loan losses recorded on covered acquired loans of $56,609, $55,842, and $41,634.
(q)	Excludes allowance for loan losses recorded on non-covered acquired-performing loans of $788, $0 and $0.

	9/30/2012
	Originated Loans	Acquired Loans (r)	Covered Loans (s)	Total
Commercial non-real estate loans	$2,416,143	$1,797,827	$21,855	$4,235,825
Construction and land development loans	628,067	368,476	48,094	1,044,637
Commercial real estate loans	1,421,526	1,378,706	106,775	2,907,007
Residential mortgage loans	757,471	532,551	271,618	1,561,640
Consumer loans	1,357,987	219,962	107,390	1,685,339

Total loans	$6,581,194	$4,297,522	$555,732	$11,434,448

Change in loan balance from previous quarter	$770,336	($382,032)	($32,002)	$356,302

	12/31/2012
	Originated Loans	Acquired Loans (r)	Covered Loans (s)	Total
Commercial non-real estate loans	$2,713,385	$1,690,643	$29,260	$4,433,288
Construction and land development loans	665,673	295,151	28,482	989,306
Commercial real estate loans	1,548,402	1,279,546	95,146	2,923,094
Residential mortgage loans	827,985	486,444	263,515	1,577,944
Consumer loans	1,351,776	202,974	99,420	1,654,170

Total loans	$7,107,221	$3,954,758	$515,823	$11,577,802

Change in loan balance from previous quarter	$526,027	($342,764)	($39,909)	$143,354

(r)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(s)	Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Three Months Ended
	12/31/2012			9/30/2012			12/31/2011
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$113,004	$8,262,736	5.44%	$109,069	$8,018,634	5.41%	$116,800	$7,989,294	5.80%
Residential mortgage loans	27,998	1,613,919	6.94%	28,533	1,573,559	7.25%	26,128	1,492,347	7.00%
Consumer loans	28,593	1,667,134	6.82%	29,942	1,667,399	7.14%	29,194	1,660,547	6.98%
Loan fees & late charges	3,098	—	0.00%	891	—	0.00%	753	—	0.00%

Total loans (TE)	172,693	11,543,789	5.95%	168,435	11,259,592	5.95%	172,875	11,142,188	6.16%
US Treasury securities	2	150	4.65%	2	150	4.64%	6	2,460	0.97%
US agency securities	49	18,165	1.08%	49	18,269	1.08%	1,539	258,051	2.39%
CMOs	7,204	1,577,165	1.83%	7,820	1,663,741	1.88%	5,478	1,118,398	1.96%
Mortgage backed securities	10,475	1,891,704	2.22%	12,530	2,097,097	2.39%	15,163	2,526,939	2.40%
Municipals (TE)	2,942	238,733	4.93%	2,864	252,771	4.53%	3,358	297,648	4.51%
Other securities	94	6,898	5.43%	63	7,163	3.58%	351	20,996	6.69%

Total securities (TE) (t)	20,766	3,732,815	2.21%	23,328	4,039,191	2.30%	25,895	4,224,492	2.45%
Total short-term investments	616	969,037	0.25%	308	531,195	0.23%	683	1,062,857	0.25%
Average earning assets yield (TE)	194,075	$16,245,641	4.76%	$192,071	$15,829,978	4.84%	$199,453	$16,429,537	4.82%
Interest-bearing Liabilities
Interest-bearing transaction and savings deposits	1,719	5,930,964	0.12%	1,688	5,869,281	0.11%	2,535	5,574,937	0.18%
Time deposits	4,507	2,448,694	0.73%	4,829	2,473,450	0.78%	9,412	3,155,007	1.18%
Public Funds	861	1,332,163	0.26%	1,002	1,426,405	0.28%	1,027	1,344,422	0.30%

Total interest bearing deposits	7,087	9,711,821	0.29%	7,519	9,769,136	0.31%	12,974	10,074,366	0.51%
Total borrowings	4,188	1,168,771	1.43%	4,430	1,112,304	1.58%	5,157	1,322,237	1.55%
Total interest bearing liabilities cost	$11,275	$10,880,592	0.41%	$11,949	$10,881,440	0.44%	$18,131	$11,396,603	0.63%
Net interest-free funding sources		5,365,049			4,948,538			5,032,934
Total Cost of Funds	$11,275	$16,245,641	0.28%	$11,949	$15,829,978	0.30%	$18,131	$16,429,537	0.44%
Net Interest Spread (TE)	$182,800		4.35%	$180,122		4.40%	$181,322		4.20%
Net Interest Margin (TE)	$182,800	$16,245,641	4.48%	$180,122	$15,829,978	4.54%	$181,322	$16,429,537	4.39%

(t)	Average securities does not include unrealized holding gains/losses on available for sale securities.

Hancock Holding Company

Average Balance and Net Interest Margin Summary

(amounts in thousands)

(unaudited)

	Twelve Months Ended
	12/31/2012			12/31/2011
	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$443,360	$8,061,887	5.50%	$330,301	$5,967,995	5.53%
Residential mortgage loans	111,662	1,571,465	7.11%	77,958	1,137,922	6.85%
Consumer loans	115,470	1,651,387	6.99%	98,324	1,408,104	6.98%
Loan fees & late charges	6,335	—	0.00%	1,815	—	0.00%

Total loans (TE)	676,827	11,284,739	6.00%	508,398	8,514,021	5.97%
US Treasury securities	7	150	4.66%	42	8,652	0.49%
US agency securities	2,097	98,986	2.12%	5,628	277,509	2.03%
CMOs	29,790	1,545,531	1.93%	18,900	742,508	2.55%
Mortgage backed securities	51,332	2,150,799	2.39%	55,572	1,772,212	3.14%
Municipals (TE)	11,814	260,488	4.54%	12,338	249,164	4.95%
Other securities	348	7,863	4.43%	1,120	24,328	4.60%

Total securities (TE) (t)	95,388	4,063,817	2.35%	93,600	3,074,373	3.04%
Total short-term investments	1,919	771,523	0.25%	2,131	955,325	0.22%
Average earning assets yield (TE)	774,134	$16,120,079	4.80%	$604,129	$12,543,719	4.82%
Interest-Bearing Liabilities
Interest-bearing transaction deposits	$7,353	$5,827,370	0.13%	$8,472	$4,100,381	0.21%
Time deposits	21,242	2,579,963	0.82%	42,071	2,901,475	1.45%
Public Funds	4,146	1,451,459	0.29%	5,147	1,314,633	0.39%

Total interest bearing deposits	$32,741	$9,858,792	0.33%	$55,690	$8,316,489	0.67%
Total borrowings	18,941	1,182,673	1.60%	15,280	1,000,998	1.53%
Total interest bearing liabilities cost	$51,682	$11,041,465	0.47%	$70,970	$9,317,487	0.76%
Net interest-free funding sources		5,078,614			3,226,232
Total Cost of Funds	$51,682	$16,120,079	0.32%	$70,970	$12,543,719	0.57%
Net Interest Spread (TE)	$722,452		4.33%	$533,159		4.06%
Net Interest Margin (TE)	$722,452	$16,120,079	4.48%	$533,159	$12,543,719	4.25%

(t)	Average securities does not include unrealized holding gains/losses on available for sale securities.

WHITNEY
BANKS
Two
proud pasts,
ONE
STRONG FUTURE

Hancock Bank

Whitney

Hancock Holding Company

Fourth Quarter 2012 Financial Results January 24, 2013 Fourth Quarter 2012 Financial Results January 24, 2013

Forward-Looking
Statements
Forward-Looking
Statements
Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2011 and form 10-Q for the quarter ended September 30, 2012.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Hancock Bank | WHITNEY

Hancock Bank
A Hancock Holding Company
WHITNEY BANK
A Hancock Holding Company

•
Net income $47 million or $.54 per diluted common share
•
Included in the Company’s fourth quarter of 2012 results are:
•
A $13.7 million pre-tax, or $.10 per diluted common share, loan loss provision related to a bulk loan sale of approximately $40 million
•
Approximately $3.2 million, or $.04 per diluted common share, of tax benefits
•
Approximately $.6 million, pre-tax, of securities transactions gains
•
100% realization of previously projected merger cost savings
•
Loans up $223 million, or 2%, linked-quarter
•
Adjusted for FDIC-covered portfolio reductions and bulk loan sale
•
Deposits up $1 billion, or 7%, linked-quarter
•
Fundamentals remained solid
Fourth Quarter 2012
Fourth Quarter 2012
Highlights
Highlights

Bulk Loan Sale
Bulk Loan Sale
• Completed the $40 million bulk loan sale at year-end 2012
• Approximately $36 million of loans sold previously reported as nonperforming
• $4 million of loans sold were acquired-impaired credits not reported as nonperforming under purchase accounting
• Sale added $13.7 million to the provision for loan losses and $16.2 million to charge-offs in the fourth quarter of 2012
• Loans sold had total of approximately $56 million in remaining  contractual principal
• Management will continue to evaluate the costs and benefits of additional NPL and ORE sale opportunities as part of its normal credit risk management process

Hancock Bank | Whitney

($s in millions; except per share data)	4Q12	3Q12	change
Net Income	$47.0	$47.0	---
Earnings Per Share (diluted)	$.54	$.55	-2%
Return on Assets	.99%	1.00%	-1bp
Return on Tangible Common Equity	11.58%	11.87%	-29bps
Operating Income*	$46.6	$49.8	-7%
Operating E.P.S. (diluted)*	$.54	$.58	-7%
Return on Assets (operating)*	.98%	1.07%	-9bps
Pre-Tax, Pre-Provision Income*	$89.2	$78.5	+14%
Net Interest Margin	4.48%	4.54%	-6bps
Net Charge-offs non-covered	0.97%	0.34%	+63bps
Tangible Common Equity	8.77%	9.09%	-32bps
Efficiency Ratio**	60.78%	64.33%	-355bps

Fourth Quarter 2012
Earnings Summary
Fourth Quarter 2012
Earnings Summary
* A reconciliation of net income to operating income and pre-tax, pre-provision income is included in the appendix.
** Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, securities transactions, sub debt redemption costs and merger expenses.

Total Loan Mix 12/31/12

Consumer
14%
C&I
38%
Residential
mortgage
14%
CRE
25%
C&D
9%

Growth Continues In C&I
Growth Continues In C&I
Portfolio
Portfolio
• Total loans $11.6B; up $143 million, or 1% linked-quarter
• Compared to the same period last year non-covered loans are up over $550 million, or 5%
•
Growth in C&I (+17%), residential mortgage (+8%), consumer loans
(+6%) offset by declines in construction (-16%) and commercial real estate (-3%)
•
Net result is a more diversified portfolio
• Net C&I loan growth in many markets across the footprint,
mainly Greater New Orleans and Houston
Period-end balances. As of December 31, 2012

$s in millions 4Q12 3Q12 4Q11 % Chg (QTR) % Chg (Annual)
Loans (excluding covered portfolio) 11,062 $     10,879 $     10,506 $     1.7% 5.3%
  Commercial 4,404 $       4,214 $       3,762 $       4.5% 17.1%
  Construction and land development 961 $           997 $           1,144 $       -3.6% -16.0%
  Commercial real estate 2,828 $       2,800 $       2,916 $       1.0% -3.0%
  Residential mortgage 1,314 $       1,290 $       1,222 $       1.9% 7.6%
  Consumer 1,555 $       1,578 $       1,461 $       -1.5% 6.4%

Energy Portfolio Mix
Other 7%
Service & Supply 14%
E&P 33%
Drilling & Pre-drilling 22%
Transportation 24%

Loans outstanding to oil & gas industry customers totaled $905 million, or approximately
8% of total loans, at December 31, 2012
Balanced portfolio including many long-time relationships
Hired new energy lending team in May 2012
Energy portfolio increased $147 million from September 30, 2012 and approximately $300 million from December 31, 2011.
Continued Growth In Energy
Continued Growth In Energy
Lending
Lending

Period-end balances. As of December 31, 2012

Deposit Mix 12/31/12
Time deposits 16%
DDA 36%
Interest-bearing public funds 10%
Interest-bearing transaction & savings 38%

Strong Core Deposit
Strong Core Deposit
Funding
Funding
•
Total deposits $15.7 billion, up $1 billion,
or 7% linked-quarter
•
Increase related to year-end seasonality and
issuance of $200 million in brokered CDs
•
Funding mix remained strong
– Shift continued from CDs to no or low cost deposits
– Cost of funds 28bps, down 2bps from 3Q12
– Noninterest-bearing demand deposits (DDA) comprised
36% of total period-end deposits
– Continued favorable mix
•
Approximately $1.7B in CDs maturing over
the next 4 quarters at average rate of .44%
Period-end balances. As of December 31, 2012 8

4.32%
3.94%
4.39%
3.84%
4.43%
3.81%
4.48%
3.80%
4.54%
3.75%
4.48%
3.61%
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
NIM - reported
NIM - core

Net Interest Margin
Net Interest Margin
• Net interest margin (NIM) 4.48%, down 6bps linked-quarter
• Core NIM compressed 14bps
– Reflects a favorable shift in earning asset mix and funding sources and a decline in funding costs, offset by a decline in the securities portfolio yield and loan portfolio yield
– Increase in net purchase accounting adjustments, mainly from the Whitney transaction, positively impacted net interest income and NIM
• As earning assets continue to reprice
at lower rates, and with a diminished
opportunity to significantly lower
funding costs, continued compression
of the core margin in the near term
is expected
• All else equal, compression of the reported
margin is also anticipated in the near term
As of December 31, 2012 9
Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of total earning assets

6.50%
6.00%
5.50%
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
5.95%
6.16%
6.04%
6.04%
5.95%
5.95%
5.16%
5.08%
4.94%
4.86%
4.65%
4.55%
2.91%
2.45%
2.46%
2.37%
2.30%
2.21%
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
Loan Yield - reported
Loan Yield - core*
Securities Yield - reported

Core NIM Compression Related Core NIM Compression Related to Lower Earning Asset Yields to Lower Earning Asset Yields 10 *Core loan yields exclude purchase accounting accretion

$s in millions	Credit Impaired (SOP 03-3)	Performing (FAS 91)	Total
Whitney loan mark at acquisition (as adjusted in 4Q11)	$284	$187	$471
Acquired portfolio loan balances at acquisition	$818	$6,101	$6,919
Discount at acquisition	34.7%	3.1%	6.8%
Remaining Whitney loan mark at 12/31/12	$212	$82	$294
Remaining acquired portfolio loan balances at 12/31/12	$353	$3,896	$4,249
Acquired loan charge-offs from acquisition thru 12/31/12	$25	$5	$30
Discount at 12/31/12	60.0%	2.1%	6.9%

Whitney Portfolio Performing
Whitney Portfolio Performing
Better Than Expected
Better Than Expected
• FAS 91 mark accreted into earnings over the life of the portfolio
• Credit impaired mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
As of December 31, 2012 11

Working To Enhance
Working To Enhance
Fee Growth
Fee Growth
•
Noninterest income totaled $64.9
million, up $1.2 million linked-quarter
•
Includes $.6 million of securities gains in
4Q12 and $.9 million in 3Q12
•
Fees from secondary mortgage
operations totaled $5.2 million, up
$.8 million linked-quarter
•
Increase reflects a higher volume of
mortgage production during the fourth
quarter mainly from refinancing activity
•
Linked-quarter changes in trust,
insurance, and investment and annuity
fees reflect the volatility and
seasonality of those lines of business
12 As of December 31, 2012

Improving Efficiency Ratio
Improving Efficiency Ratio
• Operating expense* totaled $158 million, down
$6.5 million, or 4%, from 3Q12
– Amortization of intangibles totaled $7.7million
• Other operating expense totaled $45.1 million,
down $4.9 million from 3Q12
•
Linked-quarter decrease was mainly related to
reductions in professional service expense,
telephone and data processing expense,
advertising expense and ORE expense.
• Efficiency ratio 61%**
– Longer term target: less than 60%
* Excludes merger costs and sub debt early redemption costs
** Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, sub debt redemption costs, securities transactions and merger expenses

As of December 31, 2012
• Personnel expense decreased $.8 million,
reflecting the reduction in FTE associated
with branch closings

$190
$180
$170
$160
$150
$140
$s in millions
3Q10 Proforma
4Q10 Proforma
1Q11 Proforma
2Q11 Proforma/Actual
3Q11 (A)
4Q11 (A)
1Q12 (A)
2Q12 (A)
3Q12 (A)
4Q12 (A)

Met Operating Expense
Met Operating Expense
Guidance for 4Q12
Guidance for 4Q12
• Guidance:  $149MM - $153MM in 4Q12; Actual = $150.2 million
• 4Q12 reflects achievement of 100% of cost savings projected for the Whitney acquisition
• 1Q13 expenses will increase due to seasonality in certain line items (ie. payroll taxes)
As of December 31, 2012

Operating expense excludes merger costs and sub debt early redemption costs.  Table and guidance also excludes amortization of intangibles.

• Provision for loan losses was $28.1 million, up from $8.1 million in 3Q12
•
Includes $13.7 million related to the bulk loan sale
•
Includes $.2 million from FDIC-covered loan portfolio
•
Linked-quarter increase mainly related to the higher level of non-covered charge-offs and reserve build
• Net charge-offs totaled $28.0 million, or 0.97%, related to the non-covered portfolio
•
Includes $16.2 million related to the bulk loan sale
•
Linked-quarter increase of $2.1 million excluding impact of bulk loan sale
•
Excluding the impact of the bulk loan sale net charge-offs were 0.41% of average loans
• Allowance for loan losses/loans 1.18%
•
Excluding the impact of the Whitney acquired loans and FDIC covered loans, allowance for loan losses was 1.11%
Asset Quality Results Impacted
Asset Quality Results Impacted
By Bulk Loan Sale
By Bulk Loan Sale
As of December 31, 2012

$s in millions Total Bulk Sale Covered Non-covered
Provision $28.1 $13.7 $.2 $14.2
Net Charge-offs $31.2 $16.2 $3.2 $11.8

Criticized Loans
(Special Mention, Substandard, Doubtful)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
$s in millions

•
Total nonperforming assets totaled $256 million, a decrease of $42 million linked-quarter
•
Nonaccrual loans down $14 million mainly related to the bulk loan sale
•
Restructured loans flat
•
ORE and foreclosed assets down $28 million mainly related to the ORE sales during the fourth quarter
•
Approximately $33 million of current ORE properties under sales contracts, scheduled to close in 1Q13
•
Management will continue to
evaluate the costs and benefits of
additional NPL and ORE sale
opportunities as part of its
normal credit risk management
process
Asset Quality Results Impacted
Asset Quality Results Impacted
By Bulk Loan Sale
By Bulk Loan Sale
As of December 31, 2012

Excludes covered portfolio and gross of the Whitney loan mark

Tangible Common Equity (TCE) Ratio
12.00%
11.00%
10.00%
9.00%
8.00%
7.00%
Capital raise
Whitney acquisition
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
TCE
Minimum Target

•
TCE ratio 8.77%; the decline from 3Q12 due to $.9 billion increase in total assets
•
Expect to continue to build capital in the near term
•
Will continue to look for opportunities to deploy excess capital and liquidity in the best interest of the Company and its shareholders
Well-Capitalized
Well-Capitalized
Company
Company
As of December 31, 2012

Hancock Bank | WHITNEY

JACKSON
MONTGOMERY
PENSACOLA
togetherwebuild
WHITNEY
Hancock Bank.

Appendix 18

Non-GAAP
Reconciliation
Non-GAAP
Non-GAAP
Reconciliation
Reconciliation

(a) Net income less tax-effected merger costs, debt early redemption costs, and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(b)  Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, debt early redemption costs, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
12/31/2012 9/30/2012 12/31/2011 12/31/2012 12/31/2011
Income Statement
Interest income $191,140 $189,205 $196,500 $762,549 $592,204
Interest income (TE) 194,075 192,071 199,453 774,134 604,129
Interest expense 11,275 11,949 18,131 51,682 70,970
Net interest income (TE) 182,800 180,122 181,322 722,452 533,159
Provision for loan losses 28,051 8,101 11,512 54,192 38,732
Noninterest income excluding
  securities transactions 64,308 62,842 60,592 252,195 206,426
Securities transactions gains/(losses) 623 917 (20)                   1,552 (91)
Noninterest expense 157,920 169,714 205,610 713,067 594,014
Income before income taxes 58,825 63,200 21,819 197,355 94,823
Income tax expense 11,866 16,216 2,854 45,613 18,064
Net income $46,959 $46,984 $18,965 $151,742 $76,759
Merger-related expenses -               (38)                  40,202 45,789 86,762
Securities transactions gains/(losses) 623 917 (20)                   1,552 (91)
Debt early redemption -               5,336 -                        5,336 -
Taxes on adjustments (218)                 1,533 14,078 17,350 30,398
Operating income (a) $46,554 $49,832 $45,109 $183,965 $133,214
Difference between interest income and interest income (TE) $2,935 $2,866 $2,953 $11,585 $11,925
Provision for loan losses 28,051 8,101 11,512 54,192 38,732
Merger-related expenses -                   (38)                  40,202 45,789 86,762
Less securities transactions gains/(losses) 623                  917 (20)                   1,552 (91)
Debt early redemption -                   5,336 -                        5,336 -
Income tax expense 11,866 16,216 2,854 45,613 18,064
Pre-tax, pre-provision profit (PTPP) (b) $89,188 $78,548 $76,506 $312,705 $232,333
Twelve Months Ended Three Months Ended

Fourth Quarter 2012 Financial Results January 24, 2013 Fourth Quarter 2012 Financial Results January 24, 2013